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                                                                    EXHIBIT 99.3


                       NONQUALIFIED STOCK OPTION AGREEMENT

IntelliCorp, Inc. (The "Company") hereby grants to (the "Optionee") a nonqualified option to purchase shares of the Company's common stock at the price of per share. This option is granted under, and is subject to all of the terms and conditions contained in, the Company's 1991 Stock Option Plan (the "Plan"), a copy of which is attached to this Agreement and incorporated into this Agreement by reference. Subject to the terms and conditions of the Plan, this option is exercisable in whole or in part at any time prior to its expiration by (i) execution and delivery to the Company of a notice of option exercise in the form attached hereto and (ii) tender of the option exercise price for the options that are being exercised.

In connection with this option grant, the Optionee is required to execute and return to the Company a copy of a Stock Purchase and Restriction Agreement in the form attached to this Agreement. Pursuant to the terms of the Stock Purchase and Restriction Agreement, the Company has certain rights to repurchase, at the exercise price set forth above, the stock purchased by the Optionee pursuant to the exercise of this option. Such repurchase rights shall lapse in cumulative increments as set forth in the Stock Purchase and Restriction Agreement. This option expires at the close of business on the tenth year and two day anniversary of the date of the grant. The option shall not be treated as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code.

The Optionee understands that the tax consequences associated with this option and with shares purchasable upon exercise of this option can be complex and can depend, in part, upon the Optionee's particular circumstances and that as a result the Optionee should consult his or her own tax adviser. The Optionee understands that, for example, the exercise of this option can under certain circumstances result in the imposition of tax even before the Optionee sells the option shares.

Date of Grant:

                                       INTELLICORP, INC.

                                       By:
                                           -------------------------------------
                                               Kenneth A. Czaja
                                       Title:  Chief Financial Officer


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The Optionee hereby accepts and agrees to be bound by all of the terms and conditions of this Nonqualified Stock Option Agreement, including the terms and conditions contained in the Plan and the form of Stock Purchase and Restriction Agreement, and to sign and return one copy of the Stock Purchase and Restriction Agreement. The Optionee acknowledges that this Nonqualified Stock Option Agreement shall bind and inure to the benefit of the Optionee's heirs and legal representatives.


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                                       (Print or type name)

Date:               , 199
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                                       (Signature)


The undersigned spouse of the Optionee hereby consents and agrees to be bound by the terms of this Nonqualified Stock Option Agreement, including the terms and conditions contained in the Plan and the form of Stock Purchase and Restriction Agreement to the extent of the undersigned's interest (whether by community property or otherwise) in this Nonqualified Stock Option Agreement and the shares of common stock to be received upon exercise of this option.


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                                       (Print or type name)

Date:               , 199
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                                       (Signature)


Exhibits: (1) 1991 Stock Option Plan
          (2) Notice of Option Exercise
          (3) Stock Purchase and Restriction Agreement


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